Exhibit 10.2

Execution Version

SUPPORT AGREEMENT

BY AND AMONG

CRESTWOOD MIDSTREAM PARTNERS LP

CRESTWOOD EQUITY PARTNERS LP

CRESTWOOD GAS SERVICES HOLDINGS LLC

AND

CRESTWOOD HOLDINGS LLC

DATED AS OF MAY 5, 2015

SUPPORT AGREEMENT

SUPPORT AGREEMENT, dated as of May 5, 2015 (this “Agreement”), by and among CRESTWOOD MIDSTREAM PARTNERS LP, a Delaware limited partnership (“Midstream”), CRESTWOOD EQUITY PARTNERS LP, a Delaware limited partnership (“CEQP”), CRESTWOOD GAS SERVICES HOLDINGS LLC, a Delaware limited liability company (“CGS LLC”), and CRESTWOOD HOLDINGS LLC, a Delaware limited liability company (“Holdings”), and together with CGS LLC, the “Supporting Parties” and each a “Supporting Party”).

W I T N E S S E T H:

WHEREAS, concurrently with the execution of this Agreement, CEQP, Crestwood Equity GP LLC, CEQP ST SUB LLC, a Delaware limited liability company and a wholly-owned subsidiary of CEQP (“MergerCo”), MGP GP, LLC, a Delaware limited liability company and wholly-owned subsidiary of CEQP (“MGP GP”), Crestwood Midstream Holdings LP, a Delaware limited partnership (“Midstream Holdings”), Midstream, Crestwood Midstream GP LLC, a Delaware limited liability company and the general partner of Midstream (“Midstream GP”), and Crestwood Gas Services GP, LLC (“CGS GP”) are entering into an Agreement and Plan of Merger, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, among other things, MergerCo, MGP GP and Midstream Holdings will merge with and into Midstream (the “Merger”), with Midstream continuing as the surviving entity of the Merger, each outstanding common unit representing common limited partner interests of Midstream (the “Common Units”) (other than Common Units held by CEQP, CGS GP and their Subsidiaries) will be converted into the right to receive 2.7500 common units of CEQP (the “CEQP Common Units”), and each outstanding Class A Preferred Unit (as defined herein) of Midstream (the “Midstream Preferred Units”) will be converted into the right to receive 2.7500 preferred units of CEQP (the “CEQP Preferred Units”), all on the terms specified therein;

WHEREAS, as of the date hereof, Holdings is the record or direct owner in the aggregate of, and has the right to vote and dispose of, 2,497,071 Common Units (the “Holdings Existing Units”);

WHEREAS, CGS LLC is a wholly owned subsidiary of Holdings and, as of the date hereof, is the record or direct owner in the aggregate of, and has the right to vote and dispose of, 18,339,314 Common Units (the “CGS LLC Existing Units” and collectively with the Holdings Existing Units, the “Existing Units”);

WHEREAS, in connection with their entry into the Merger Agreement, and as a condition to the willingness of the parties to the Merger Agreement to enter into the Merger Agreement, the parties to the Merger Agreement have required that each of the Supporting Parties enter into this Agreement and abide by the covenants and obligations with respect to the Covered Units (as hereinafter defined), set forth herein;

NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE 1

GENERAL

1.1 Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

“Class A Preferred Unit” shall have the meaning assigned to such term in Amendment No. 3 to the First Amended and Restated Agreement of Limited Partnership of Midstream, dated as of June 17, 2014.

“Class A Purchase Agreement” means the Class A Preferred Unit Purchase Agreement, dated as of June 17, 2014, among Midstream and the Purchasers party thereto.

“Covered Units” means the Existing Units, together with any Units that any Supporting Party or any of their Subsidiaries acquires of record on or after the date hereof.

“Delaware Courts” has the meaning set forth in Section 6.7.

“Notice” has the meaning set forth in Section 6.4.

“Orders” has the meaning set forth in Section 3.1(d).

“Proxy Designee” means a Person designated by the CEQP Conflicts Committee by written notice to each of the parties hereto, which notice may simultaneously revoke the designation of any Person as a Proxy Designee.

“Termination Date” has the meaning set forth in Section 6.1.

“Transfer” means, directly or indirectly, to sell, transfer, assign or similarly dispose of (by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, assignment or similar disposition of (by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise); provided that, for purposes of clarification, a Transfer shall not include any existing or future pledges or security interests issued by any Supporting Party in connection with a bona fide loan.

“Unit” has the meaning set forth in the Midstream Partnership Agreement.

ARTICLE 2

VOTING

2.1	Agreement to Vote Covered Units.

(a) Each of the Supporting Parties hereby irrevocably and unconditionally agrees, in its capacity as a current or future unitholder of Midstream, that prior to the Termination Date (as defined herein), at any meeting of the unitholders of Midstream, however called, including any adjournment or postponement thereof, or in connection with any written consent of the unitholders of Midstream, it shall, to the fullest extent that the Covered Units are entitled to vote thereon or consent thereto:

(i) appear at each such meeting or otherwise cause its Covered Units to be counted as present thereat for purposes of establishing a quorum; and

(ii) vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering, all of the Covered Units (to the extent such Covered Units are entitled to vote) (A) in favor of the approval and adoption of the Merger Agreement, the Merger and all other transactions contemplated by the Merger Agreement and any other matter necessary for the consummation of such transactions submitted for the vote or written consent of the unitholders of Midstream; (B) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Midstream or Midstream GP or any of their Subsidiaries contained in the Merger Agreement; and (C) against any action, agreement or transaction that would impede, delay or postpone the Merger or the other transactions contemplated by the Merger Agreement.

(b) Except as otherwise set forth in or contemplated by this Agreement, each Supporting Party may vote the Covered Units in its discretion on all matters submitted for the vote of unitholders of Midstream or in connection with any written consent of Midstream’s unitholders in a manner that is not inconsistent with the terms of this Agreement.

2.2 No Inconsistent Agreements. Each of the Supporting Parties hereby represents, covenants and agrees that, except for this Agreement, it (a) has not entered into, and shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to its Covered Units, (b) has not granted, and shall not grant at any time while this Agreement remains in effect, a proxy, consent or power of attorney with respect to its Covered Units and (c) has not taken and shall not knowingly take any action that would make any representation or warranty of such Supporting Party contained herein untrue or incorrect or have the effect of preventing or disabling such Supporting Party from performing any of its obligations under this Agreement.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Supporting Parties. Each of the Supporting Parties (except to the extent otherwise provided herein) hereby severally but not jointly represents and warrants to Midstream and CEQP as follows:

(a) Good Standing. Such Supporting Party is a limited partnership, limited liability company or other entity duly formed, validly existing and in good standing under the laws of the jurisdiction of its organization.

(b) Organization; Authorization; Validity of Agreement; Necessary Action. Such Supporting Party has the requisite power and authority and/or capacity to execute and deliver this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by such Supporting Party of this Agreement, the performance by it of the obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by such Supporting Party and no other actions or proceedings on the part of such Supporting Party to authorize the execution and delivery of this Agreement, the performance by it of the obligations hereunder or the consummation of the transactions contemplated hereby are required. This Agreement has been duly executed and delivered by such Supporting Party and, assuming the due authorization, execution and delivery of this Agreement by the other parties hereto, constitutes a legal, valid and binding agreement of such Supporting Party, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles.

(c) Ownership. Such Supporting Party is the owner of record of such Supporting Party’s Covered Units. Except for Common Units that are owned of record by CEQP and/or CGS GP that may be deemed to be beneficially owned by a Supporting Party, the Covered Units owned by such Supporting Party are all of the Units owned of record or beneficially owned by such Supporting Party or its Subsidiaries as of the date hereof. Subject to the terms of this Agreement, and except for shared voting power solely for SEC reporting purposes as set forth in the Schedule 13D filed by the Supporting Parties prior to the date hereof, such Supporting Party (or any of their Affiliates who acquire any Covered Units from such Supporting Party) has and will have at all times through the Closing Date sole voting power (including the right to control such vote as contemplated herein), sole power of disposition, sole power to issue instructions with respect to the matters set forth in Section 2.1 and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Covered Units owned by such Supporting Party at all times through the Closing Date.

(d) No Violation. Neither the execution and delivery of this Agreement by such Supporting Party nor the performance by it of its obligations under this Agreement will (i) result in a violation or breach of or conflict with any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination, cancellation of, or give rise to a right of purchase under, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the properties, rights or assets, including any Covered Units, owned by any Supporting Party, or result in being declared void, voidable, or without further binding effect, or otherwise result in a detriment to it under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, lease, agreement or other instrument or obligation of any kind to which such Supporting Party is a party or by which it or any of its respective properties, rights or assets may be bound, (ii) violate any judgments, decrees, injunctions, rulings, awards, settlements, stipulations or orders (collectively, “Orders”) or laws applicable to such Supporting Party or any of its properties, rights or assets or (iii) result in a violation or breach of or conflict with its organizational and governing documents.

(e) Consents and Approvals. No consent, approval, Order or authorization of, or registration, declaration or filing with, any governmental authority is necessary to be obtained or made by either of the Supporting Parties in connection with such Supporting Party’s execution, delivery and performance of this Agreement or the consummation by such Supporting Party of the transactions contemplated hereby, except for any requirements under the Exchange Act in connection with this Agreement and the transactions contemplated hereby.

(f) Reliance by Midstream and CEQP. Each of the Supporting Parties understands and acknowledges that Midstream and CEQP are entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement and the representations, warranties, covenants and obligations of such Supporting Party contained herein.

3.2 Representations and Warranties of Midstream. Midstream hereby represents and warrants to each of the Supporting Parties that (a) it is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware and (ii) the execution and delivery of this Agreement by Midstream and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Midstream GP in its capacity as general partner of Midstream.

3.3 Representations and Warranties of CEQP. CEQP hereby represents and warrants to each of the other Supporting Parties that (a) it is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware and (ii) the execution and delivery of this Agreement by CEQP and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of CEQP GP in its capacity as general partner of CEQP.

ARTICLE 4

GRANT OF IRREVOCABLE PROXY; APPOINTMENT OF PROXY

4.1 Grant of Irrevocable Proxy; Appointment of Proxy. FROM AND AFTER THE DATE HEREOF UNTIL THE TERMINATION DATE, EACH SUPPORTING PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY GRANTS TO, AND APPOINTS, JOEL LAMBERT, AND ANY OTHER PROXY DESIGNEE, EACH OF THEM INDIVIDUALLY, SUCH SUPPORTING PARTY’S PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE (OR EXERCISE A WRITTEN CONSENT WITH RESPECT TO) THE COVERED UNITS SOLELY IN ACCORDANCE WITH ARTICLE 2; PROVIDED THAT NOTWITHSTANDING THE GRANT OF THIS IRREVOCABLE PROXY, EACH SUPPORTING PARTY MAY VOTE ITS COVERED UNITS IN ACCORDANCE WITH ARTICLE 2 BY PROXY OR OTHERWISE. THIS PROXY IS IRREVOCABLE (UNTIL THE TERMINATION DATE AND EXCEPT AS TO ANY PROXY WHOSE DESIGNATION AS A PROXY IS REVOKED BY THE CEQP CONFLICTS COMMITTEE) AND COUPLED WITH AN INTEREST AND EACH OF THE SUPPORTING PARTIES WILL, OR WILL CAUSE ITS SUBSIDIARIES TO, TAKE SUCH FURTHER ACTION OR EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY OTHER PROXY PREVIOUSLY GRANTED BY ANY SUPPORTING PARTY WITH RESPECT TO THE COVERED UNITS (AND EACH OF THE PARTNERSHIP PARTIES HEREBY REPRESENTS TO MIDSTREAM THAT ANY SUCH OTHER PROXY IS REVOCABLE).

4.2 Expiration of Proxy. The proxy granted in this Article 4 shall automatically expire as of the Termination Date.

ARTICLE 5

OTHER COVENANTS

5.1 Prohibition on Transfers, Other Actions. Each of the Supporting Parties hereby agrees not to (a) Transfer any of the Covered Units, beneficial ownership thereof or voting power therein, except as expressly provided in the Merger Agreement; (b) enter into any agreement, arrangement or understanding, or take any other action, that violates or conflicts with or would reasonably be expected to violate or conflict with, or result in or give rise to a violation of or conflict with, such Supporting Party’s representations, warranties, covenants and obligations under this Agreement; or (c) take any action that could restrict or otherwise affect such Supporting Party’s legal power, authority and right to comply with and perform its covenants and obligations under this Agreement; provided that the foregoing shall not include or prohibit Transfers resulting from pledges or security interests (or the foreclosure thereof) relating to existing or future bona fide loans that do not affect such Supporting Party’s legal power, authority and right to comply with and perform its covenants and obligations under this Agreement. Notwithstanding anything to the contrary in this Agreement, a Supporting Party may Transfer any or all of the Covered Units, in accordance with applicable law, to any Affiliate of such Supporting Party; provided that prior to and as a condition to the effectiveness of such

Transfer, each Person to whom any of such Covered Units or any interest in any of such Covered Units is or may be Transferred shall have executed and delivered to Midstream and CEQP a counterpart of this Agreement pursuant to which such Person shall be bound by all of the terms and provisions of this Agreement as a Supporting Party. Any Transfer in violation of this provision shall be null and void.

5.2 Unit Splits and Unit Distributions. In the event of a unit split, unit distribution or any change in the Units by reason of any split-up, reverse unit split, recapitalization, combination, reclassification, exchange of units or the like, the terms “Covered Units,” “Midstream Preferred Units” and “Existing Units” shall be deemed to refer to and include such Units as well as all such distributions and any securities of Midstream into which or for which any or all of such Units may be changed or exchanged or which are received in such transaction.

5.3 Unitholder Capacity. The parties hereto acknowledge that this Agreement is being entered into by each Supporting Party solely in its capacity as a unitholder of Midstream, and nothing in this Agreement shall restrict or limit the ability of any Supporting Party or any of their Affiliates or any employee thereof to take any action in his, her or its capacity as an officer, director or owner thereof to the extent such action is not prohibited by the Merger Agreement.

5.4 Further Assurances. From time to time, at Midstream’s or CEQP’s request and without further consideration, each of the Supporting Parties shall execute and deliver, or cause its Subsidiaries to execute and deliver, such additional documents and take all such further action as may be reasonably necessary or advisable to effect the actions and consummate the transactions contemplated by this Agreement.

ARTICLE 6

MISCELLANEOUS

6.1 Termination. The obligations of the Supporting Parties under ARTICLE 2, ARTICLE 4, and Section 5.1 of this Agreement shall remain in effect until the earliest to occur of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms (including after any extension thereof), (c) the Midstream Conflicts Committee making a Midstream Change in Recommendation, (d) the written agreement of CEQP and the Midstream Conflicts Committee, on behalf of Midstream, to terminate this Agreement, (e) the “Termination Date” (as defined in the Merger Agreement), or (f) the making of any change, by amendment, waiver or other modification by any party to any provision of the Merger Agreement that is adverse to any of the Supporting Parties without the prior written consent of the Supporting Parties (such earliest date being referred to herein as the “Termination Date”). After the occurrence of such applicable event, such provisions of this Agreement shall terminate and be of no further force or effect. Nothing in this Section 6.1 shall relieve or otherwise limit any party of liability for any breach of this Agreement occurring prior to such Termination Date.

6.2 No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Midstream or CEQP any direct or indirect ownership or incidence of ownership of or with respect to any Covered Units. All rights, ownership and economic benefit relating to the Covered Units shall remain vested in and belong to the Supporting Parties, and neither Midstream nor CEQP shall have authority to direct the Supporting Parties in the voting or disposition of any of the Covered Units, except as otherwise provided herein.

6.3 Publicity. Each Supporting Party hereby permits CEQP and Midstream to include and disclose in the Proxy Statement/Prospectus and in such other schedules, certificates, applications, agreements or documents as such entities reasonably determine to be necessary or appropriate in connection with the consummation of the Merger and the transactions contemplated by the Merger Agreement such Supporting Party’s identity and ownership of the Covered Units and the nature of such Supporting Party’s commitments, arrangements and understandings pursuant to this Agreement.

6.4 Notices. Any notice, request, instruction, correspondence or other document to be given hereunder by any party to another party (each, a “Notice”) shall be in writing and delivered in person or by courier service requiring acknowledgment of receipt of delivery or mailed by U.S. registered or certified mail, postage prepaid and return receipt requested, or by telecopier, as follows; provided that copies to be delivered below shall not be required for effective notice and shall not constitute notice:

If to CEQP, to:

Crestwood Equity Partners LP

700 Louisiana Street, Suite 2550

Houston, Texas 77002

Attention: General Counsel

With a copy to:

Andrews Kurth LLP

600 Travis, Suite 4200

Houston, Texas 77002

Attention: G. Michael O’Leary and W. Mark Young

Facsimile: (713) 220-4285

If to Midstream, to:

Crestwood Midstream Partners LP

700 Louisiana Street, Suite 2550

Houston, Texas 77002

Attention: Chairman of the Conflicts Committee

With a copy to:

Paul Hastings LLP

600 Travis Street, 58th Floor

Houston, Texas 77002

Fax: (713) 353-3100

Attn: Gislar Donnenberg and Douglas Getten

If to a Supporting Party, to:

Crestwood Holdings LLC

700 Louisiana Street, Suite 2550

Houston, Texas 77002

Attention: General Counsel

With copies to: Simpson Thacher & Bartlett LLP

425 Lexington Ave

New York, New York 10017

Attention: William E. Curbow

Telecopy: (212) 455-2502

and

Simpson Thacher & Bartlett LLP

600 Travis Street, Suite 5400

Houston, Texas 77002

Attention: Christopher R. May

Telecopy: (713) 821-5602

Notice given by personal delivery, courier service or mail shall be effective upon actual receipt. Notice given by telecopier shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next Business Day after receipt if not received during the recipient’s normal business hours. All Notices by telecopier shall be confirmed promptly after transmission in writing by certified mail or personal delivery. Any party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address.

6.5 Interpretation. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement is the product of negotiation by the parties having the assistance of counsel and other advisers. It is the intention of the parties that this Agreement not be construed more strictly with regard to one party than with regard to the others.

6.6 Entire Agreement. This Agreement and, solely to the extent of the defined terms referenced herein, the Merger Agreement, together with the exhibits annexed hereto, embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written and oral, that may have related to the subject matter hereof in any way.

6.7 Governing Law; Jurisdiction; Waiver of Jury Trial. To the maximum extent permitted by applicable Law, the provisions of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law. Each of the parties hereto agrees that this Agreement involves at least $100,000 and that this Agreement has been entered into in express reliance upon 6 Del. C. § 2708. Each of the parties hereto irrevocably and unconditionally confirms and agrees that it is and shall continue to be (a) subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (b) subject to service of process in the State of Delaware. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY (I) CONSENTS AND SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT LOCATED IN THE STATE OF DELAWARE, INCLUDING THE DELAWARE COURT OF CHANCERY IN AND FOR NEW CASTLE COUNTY (THE “DELAWARE COURTS”) FOR ANY ACTIONS, SUITS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (AND AGREES NOT TO COMMENCE ANY LITIGATION RELATING THERETO EXCEPT IN SUCH COURTS), (II) WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUCH LITIGATION IN THE DELAWARE COURTS AND AGREES NOT TO PLEAD OR CLAIM IN ANY DELAWARE COURT THAT SUCH LITIGATION BROUGHT THEREIN HAS BEEN BROUGHT IN ANY INCONVENIENT FORUM, (III) WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND (IV) AGREES THAT SERVICE OF PROCESS UPON SUCH PARTY IN ANY SUCH ACTION OR PROCEEDING SHALL BE EFFECTIVE IF SUCH PROCESS IS GIVEN AS A NOTICE IN ACCORDANCE WITH SECTION 6.4 OR IN ANY MANNER PRESCRIBED BY THE LAWS OF THE STATE OF DELAWARE.

6.8 Amendment; Waiver. This Agreement may not be amended except by an instrument in writing signed by Midstream, CEQP, and each of the Supporting Parties. Each party may waive any right of such party hereunder by an instrument in writing signed by such party and delivered to the other parties hereto.

6.9 Remedies.

(a) Each party hereto acknowledges that monetary damages would not be an adequate remedy in the event that any covenant or agreement in this Agreement is not performed in accordance with its terms, and it is therefore agreed that, in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof. Each party hereto agrees not to oppose the granting of such relief in the event a court determines that such a breach has occurred, and to waive any requirement for the securing or posting of any bond in connection with such remedy.

(b) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

6.10 Expenses. All costs and expenses incurred by any party in connection with this Agreement and the transactions contemplated hereby shall be paid by CEQP.

6.11 Action by Midstream. No waiver, consent or other action by or on behalf of Midstream pursuant to or as contemplated by this Agreement shall have any effect unless such waiver, consent or other action is expressly approved by the Board of Directors of Midstream GP and the Midstream Conflicts Committee.

6.12 Successors and Assigns; Third Party Beneficiaries. Neither this Agreement nor any of the rights or obligations of any party under this Agreement shall be assigned, in whole or in part (by operation of law or otherwise), by any party without the prior written consent of the other parties hereto. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or the parties’ respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

6.13 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of applicable Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement are not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the fullest extent possible.

6.14 Execution. This Agreement may be executed in multiple counterparts each of which shall be deemed an original and all of which shall constitute one instrument.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.

Midstream:

CRESTWOOD MIDSTREAM PARTNERS LP

By:	Crestwood Midstream GP LLC,
its general partner

By:	/s/ Robert G. Phillips
Name:	Robert G. Phillips
Title:	Chief Executive Officer

CEQP:

CRESTWOOD EQUITY PARTNERS LP

By:	Crestwood Equity GP LLC,
its general partner

By:	/s/ Robert G. Phillips
Name:	Robert G. Phillips
Title:	Chief Executive Officer

Signature Page to Support Agreement

CGS LLC:

CRESTWOOD GAS SERVICES HOLDINGS, LLC

By:	Crestwood Holdings LLC,
its sole member

By:	Crestwood Holdings II LLC,
its managing member

By:	Crestwood Holdings Partners LLC,
its managing member

By:	/s/ Robert G. Phillips
Name:	Robert G. Phillips
Title:	Chief Executive Officer

Holdings:

CRESTWOOD HOLDINGS LLC

By:	Crestwood Holdings II LLC,
its managing member

By:	Crestwood Holdings Partners LLC,
its managing member

By:	/s/ Robert G. Phillips
Name:	Robert G. Phillips
Title:	Chief Executive Officer

Signature Page to Support Agreement